Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

SYNOPSYS POSTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND FISCAL YEAR 2007

MOUNTAIN VIEW, Calif. — December 6, 2007 — Synopsys, Inc. (Nasdaq:SNPS), a world leader in software and IP for semiconductor design and manufacturing, today reported results for its fourth quarter and fiscal year ended October 31, 2007.

For the fourth quarter, Synopsys reported revenue of $315.2 million, an 11.2 percent increase compared to $283.4 million for the fourth quarter of fiscal 2006.  Revenue for fiscal year 2007 was $1.212 billion, an increase of 10.7 percent from $1.096 billion in fiscal 2006.

“We finished out the fourth quarter and fiscal 2007 with very strong financial and operating results,” said Aart de Geus, chairman and CEO of Synopsys.  “With unparalleled revenue visibility in the industry, a promising technology pipeline of new products and capabilities, and a favorable customer landscape, we have a solid outlook for 2008.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2007 was $41.0 million, or $0.27 per share, compared to $10.1 million, or $0.07 per share, for the fourth quarter of fiscal 2006.

GAAP net income for fiscal year 2007 was $130.5 million, or $0.87 per share, compared to $24.7 million or $0.17 per share, for fiscal 2006.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2007 was $60.0 million, or $0.40 per share, compared to non-GAAP net income of $30.7 million, or $0.22 per share, for the fourth quarter of fiscal 2006.

Non-GAAP net income for fiscal year 2007 was $204.9 million, or $1.37 per share, compared to non-GAAP net income of $111.8 million, or $0.77 per share, for fiscal 2006.

Non-GAAP net income consists of GAAP net income excluding employee share-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring.  See “GAAP Reconciliation” below.

Financial Targets

Synopsys also provided its operating model targets for the first quarter and full fiscal year 2008.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2008 Targets:

•                  Revenue: $308 million - $316 million

•                  GAAP expenses: $262 million - $278 million

•                  Non-GAAP expenses: $236 million - $246 million

•                  Other income and expense: $3 million - $6 million

•                  Tax rate applied in non-GAAP net income calculations: 27 - 28 percent

•                  Fully diluted outstanding shares: 146 million - 151 million

•                  GAAP earnings per share: $0.20 - $0.28

•                  Non-GAAP earnings per share: $0.37 - $0.39

•                  Revenue from backlog: greater than 90 percent

Full-Year Fiscal Year 2008 Targets:

•                  Revenue: $1.300 billion - $1.315 billion

•                  Tax rate applied in non-GAAP net income calculations: 27 - 28 percent

•                  Fully diluted outstanding shares: 146 million - 151 million

•                  GAAP earnings per share: $0.94 - $1.11

•                  Non-GAAP earnings per share: $1.54 - $1.60

•                  Cash flow from operations: greater than $325 million

GAAP Reconciliation

Synopsys’ management evaluates and makes decisions about the Company’s business operations primarily based on the bookings, revenue, and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant infrequent items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.   In addition, while employee share-based compensation expense calculated in accordance with FAS
123(R) and change in the fair value of the Company’s non-qualified deferred compensation plan obligations constitute ongoing and recurring expenses of the Company, such expenses are excluded from non-GAAP results because they are not expenses that require cash settlement by the Company and because such expenses are not used by management to assess the core performance of the Company’s business operations.  Therefore, management excludes such costs, to the extent incurred in a particular quarter, from the following historical and targeted GAAP financial measures included in this earnings release: total cost of revenue, gross margin, total operating expenses, operating income, income before provision (benefit) for income taxes, provision (benefit) for income taxes, net income and net income per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core performance.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s performance as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.  However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Fourth Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the fourth quarter and full fiscal 2007.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2007 Results

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
Income Statement Reconciliation	2007	2006	2007	2006
GAAP net income	$41,014	$10,120	$130,491	$24,742
Adjustments:
Amortization of intangible assets	12,703	13,463	50,096	56,443
Share-based compensation	15,336	15,106	62,010	63,038
In-process research and development	1,100	—	3,200	800
Litigation settlement	—	—	(12,500)	—
Facilities realignment charge	—	—	(645)	—
Tax effect	(10,112)	(7,997)	(27,746)	(33,219)
Non-GAAP net income	$60,041	$30,692	$204,906	$111,804

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
GAAP earnings per share	$0.27	$0.07	$0.87	$0.17
Adjustments:
Amortization of intangible assets	0.08	0.09	0.33	0.39
Share-based compensation	0.10	0.11	0.42	0.43
In-process research and development	0.01	—	0.02	0.01
Litigation settlement	—	—	(0.08)	—
Facilities realignment charge	—	—	(0.01)	—
Tax effect	(0.06)	(0.05)	(0.18)	(0.23)
Non-GAAP earnings per share	$0.40	$0.22	$1.37	$0.77

Shares used in calculation	150,701	141,954	149,716	144,728

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2008 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending January 31, 2008
	Low	High
Target GAAP expenses	$262,000	$278,000
Adjustment:
Estimated impact of amortization of intangible assets	(11,000)	(13,000)
Estimated impact of share-based compensation	(15,000)	(19,000)
Target non-GAAP expenses	$236,000	$246,000

	Range for Three Months
	Ending January 31, 2008
	Low	High
Target GAAP earnings per share	$0.20	$0.28
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of share-based compensation	0.13	0.10
Net non-GAAP tax effect	(0.05)	(0.06)
Target non-GAAP earnings per share	$0.37	$0.39

Shares used in non-GAAP calculation (midpoint of target range)	148,500	148,500

GAAP to Non-GAAP Reconciliation of Fiscal Year 2008 Targets

	Range for Fiscal Year
	Ending October 31, 2008
	Low	High
Target GAAP earnings per share	$0.94	$1.11
Adjustment:
Estimated impact of amortization of intangible assets	0.27	0.24
Estimated impact of share-based compensation	0.51	0.47
Net non-GAAP tax effect	(0.18)	(0.22)
Target non-GAAP earnings per share	$1.54	$1.60

Shares used in non-GAAP calculation (midpoint of target range)	148,500	148,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 893911, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal 2008 in February 2008.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter earnings call in February 2008, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2008 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal 2007 in its Annual Report on Form 10-K to be filed by January 2, 2008.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading system and semiconductor design and verification platforms, IC manufacturing and yield optimization solutions, semiconductor intellectual property and design services to the global electronics market. These solutions enable the development and production of complex integrated circuits and electronic systems. Through its comprehensive solutions, Synopsys addresses the key challenges designers and manufacturers face today, including power management, accelerated time to yield and system-to-silicon verification. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan and Asia.  Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  failure of customers to pay license fees as scheduled;

•                  changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  failure of Synopsys’ cost control efforts, including recent efforts to outsource certain internal functions, to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks or to develop and integrate Synopsys’ design for manufacturing and yield management products; and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP and non-GAAP basis for the fiscal quarter ending January 31, 2008 and actual earnings per share and operating cash flow on a GAAP and non-GAAP basis for fiscal year 2008 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits or new accounting interpretations such as FASB Interpretation No. 48, to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related expenses including amortization of additional intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee share-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, and (vii) other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our most recent Quarterly Report on Form 10-Q.  Furthermore, Synopsys’ actual tax rates applied to non-GAAP net income for the first quarter and fiscal year 2008 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter.  Finally, Synopsys’ targets for outstanding shares in the first quarter and fiscal year 2008 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2007	2006	2007	2006
Revenue:
Time-based license	$257,935	$229,553	$1,004,026	$874,862
Upfront license	20,416	14,306	67,524	63,050
Maintenance and service	36,882	39,525	140,919	157,648
Total revenue	315,233	283,384	1,212,469	1,095,560
Cost of revenue:
License	39,151	33,748	146,420	129,052
Maintenance and service	16,899	16,292	64,358	65,970
Amortization of intangible assets	6,032	6,772	23,487	28,505
Total cost of revenue	62,082	56,812	234,265	223,527
Gross margin	253,151	226,572	978,204	872,033
Operating expenses:
Research and development	97,016	95,518	379,221	370,629
Sales and marketing	85,158	84,901	349,395	330,361
General and administrative	25,330	28,028	101,735	112,873
In-process research and development	1,100	—	3,200	800
Amortization of intangible assets	6,671	6,691	26,609	27,938
Total operating expenses	215,275	215,138	860,160	842,601
Operating income	37,876	11,434	118,044	29,432
Other income, net	9,324	4,542	47,755	14,287
Income before income taxes	47,200	15,976	165,799	43,719
Provision for income taxes	6,186	5,856	35,308	18,977
Net income	$41,014	$10,120	$130,491	$24,742

Net income per share:
Basic	$0.28	$0.07	$0.91	$0.17
Diluted	$0.27	$0.07	$0.87	$0.17

Shares used in computing per share amounts:
Basic	144,973	140,415	143,953	142,830
Diluted	150,701	141,954	149,716	144,728

(1)         Synopsys’ fourth quarter ends on November 3, 2007 and October 29, 2006, respectively.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1) (2) (3)

(in thousands, except par value amounts)

	October 31, 2007	October 31, 2006
ASSETS:
Current assets:
Cash and cash equivalents	$579,327	$330,759
Short-term investments	405,126	241,963
Total cash, cash equivalents and short-term investments	984,453	572,722
Accounts receivable, net	123,900	122,584
Deferred income taxes	123,165	112,342
Income taxes receivable	42,525	42,538
Prepaid expenses and other current assets	53,496	44,304
Total current assets	1,327,539	894,490
Property and equipment, net	131,866	140,660
Goodwill	767,087	735,643
Intangible assets, net	78,792	106,144
Long-term deferred income taxes	216,465	206,254
Other assets	95,411	74,631
Total assets	$2,617,160	$2,157,822

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$246,209	$234,149
Accrued income taxes	207,572	191,349
Deferred revenue	577,295	445,598
Total current liabilities	1,031,076	871,096
Deferred compensation and other liabilities	84,648	69,889
Long-term deferred revenue	65,220	53,670
Total liabilities	1,180,944	994,655
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 146,365 and 140,568 shares outstanding, respectively	1,464	1,406
Capital in excess of par value	1,401,368	1,316,252
Retained earnings	264,397	170,743
Treasury stock, at cost: 10,867 and 16,619 shares, respectively	(234,918)	(312,753)
Accumulated other comprehensive income (loss)	3,905	(12,481)
Total stockholders’ equity	1,436,216	1,163,167
Total liabilities and stockholders’ equity	$2,617,160	$2,157,822

(1)         Synopsys’ fourth quarter ends on November 3, 2007 and October 29, 2006, respectively.  For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)         Synopsys adopted the provisions of Staff Accounting Bulletin (SAB) No. 108 in the fourth quarter of fiscal 2007 and recorded an adjustment to its opening fiscal 2007 retained earnings balance of approximately $15 million and related balance sheet accounts (property and equipment, net, long-term deferred income taxes, and capital in excess of par value).

(3)         The prior year tax provision and related balance sheet accounts (long-term deferred income taxes, capital in excess of par value and retained earnings accounts) have been revised to reflect immaterial adjustments originating in years prior to fiscal 2006.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1) (2)

(in thousands)

	Twelve Months Ended October 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$130,491	$24,742
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	105,367	114,490
Share-based compensation	62,011	63,040
In-process research and development	3,200	800
Deferred income taxes	(972)	(25,180)
Provision for doubtful accounts	(330)	(850)
Net change in deferred gains and losses on cash flow hedges	4,087	1,432
Write-down of long-term investments	—	1,336
(Gain) on sale of land	(4,284)	—
(Gain) loss on sale of short and long-term investment	(72)	(17)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(124)	(19,153)
Prepaid expenses and other current assets	(10,644)	1,266
Other assets	139	458
Accounts payable and accrued liabilities	(590)	(15,422)
Accrued income taxes	2,127	18,565
Deferred revenue	142,002	39,613
Deferred compensation and other liabilities	1,070	770
Net cash provided by operating activities	433,478	205,890

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	284,615	305,450
Proceeds from sales of long-term investments	—	248
Purchases of short-term investments	(447,100)	(365,261)
Purchases of long-term investments	(4,620)	(1,665)
Purchases of property and equipment	(44,690)	(48,461)
Cash paid for acquisitions and intangible assets, net of cash acquired	(57,473)	(41,142)
Proceeds from sale of land	26,298	—
Capitalization of software development costs	(2,599)	(2,946)
Net cash used in investing activities	(245,569)	(153,777)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	208,484	69,566
Repurchases of common stock	(151,620)	(199,992)
Net cash provided by (used in) financing activities	56,864	(130,426)
Effect of exchange rate changes on cash and cash equivalents	3,795	4,636
Net change in cash and cash equivalents	248,568	(73,677)
Cash and cash equivalents, beginning of period	330,759	404,436
Cash and cash equivalents, end of period	$579,327	$330,759

(1)         Synopsys’ fourth quarter ends on November 3, 2007 and October 29, 2006, respectively.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Cash Flows refer to a calendar month end.

(2)         The prior year tax provision and related balance sheet accounts (long-term deferred income taxes, capital in excess of par value and retained earnings accounts) have been revised to reflect immaterial adjustments originating in years prior to fiscal 2006.